Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Silvercorp Metals Inc.
Reporting Year	From	2024-04-01	To:	2025-03-31	Date submitted	2025-08-13
Reporting Entity ESTMA Identification Number	E603234		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Derek Liu				Date	2025-08-13
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-04-01	To:	2025-03-31
Reporting Entity Name	Silvercorp Metals Inc.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E603234
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
China	Government of Henan Province	Henan Taxation Bureau	15,455,087	19,248,883	2,591,155					37,295,125	Reporting currency is in USD and actual payments made in China are in RMB
China	Government of Guangdong Province	Guangdong Taxation Bureau	276,563	871,521	652,401					1,800,485	Reporting currency is in USD and actual payments made in China are in RMB
Ecuador	Government of Ecuador	Internal Revenue Service			1,004,082					1,004,082

Additional Notes:

When payments are made in RMB, they were converted into USD dollars using the weighted average of the exchange rate during the reporting period. The weighted average exchange rate for the period from Apirl 1, 2023 to March 31, 2024 was $1 USD = 7.1663 RMB.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-04-01	To:	2025-03-31
Reporting Entity Name	Silvercorp Metals Inc.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E603234
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
China	Ying Mining District	15,455,087	19,248,883	2,591,155					37,295,125	Reporting currency is in USD and actual payments made in China are in RMB
China	GC	276,563	871,521	652,401					1,800,485	Reporting currency is in USD and actual payments made in China are in RMB
Ecuador	El Domo			349,271					349,271
Ecuador	Condor			241,009					241,009
Ecuador	Other			413,802					413,802

Additional Notes[3]:

When payments are made in RMB, they were converted into USD dollars using the weighted average of the exchange rate during the reporting period. The weighted average exchange rate for the period from Apirl 1, 2023 to March 31, 2024 was $1 USD = 7.1663 RMB.